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                                                                    EXHIBIT 99
                                                                    ----------

[Zoltek logo]

FOR IMMEDIATE RELEASE                               NASDAQ NMS SYMBOL:  "ZOLT"
---------------------                               --------------------------

           ZOLTEK REPORTS CONTINUED ACCELERATION OF GROWTH TRENDS IN
           ---------------------------------------------------------
                                SECOND QUARTER
                                --------------

         ST. LOUIS, MISSOURI -- MAY 3, 2007 -- Zoltek Companies, Inc. today reported continued strong gains in sales and results of operations for the second quarter of its 2007 fiscal year.

         For the quarter ended March 31, 2007, Zoltek's net sales grew to $36.7 million, compared to $26.2 million in the second quarter of fiscal 2006, an increase of 40%. Operating income from continuing operations increased to $5.9 million, compared to $3.1 million in the previous year's second quarter, an increase of 87%. Similarly, Zoltek reported a positive cash flow from operating activities of $3.5 million for the quarter, compared to $0.6 million in the previous year's quarter. On a sequential quarter basis compared to the first quarter of the current fiscal year, Zoltek's net sales increased 21.5%.

         For the six months ended March 31, 2007, Zoltek's net sales increased 60.5% to $67.0 million from $41.8 million in the first six months of fiscal 2006. Zoltek reported operating income from continuing operations of $8.1 million in the first half of fiscal 2007, compared to $1.4 million in the first half of fiscal 2006.

         "We are very pleased that our results continue to show strong growth trends," Zsolt Rumy, Zoltek's Chairman and Chief Executive Officer, said. "We are on target in meeting our goals for sales growth and profitability improvements. We have raised our gross margin over the past year to 29% from 23% due to successful implementation of recent price increases and our focus on execution of productivity improvements. Our strong performance over the first half of the year reflects the contribution of two carbon fiber production lines that commenced operation in January, and continued strong demand for our carbon fibers from the wind energy and other sectors. With the addition of two more carbon fiber production lines that have just been placed in service at our facilities in Hungary, we expect to maintain accelerating sales and improved operating results through the remainder of fiscal 2007."

         The company's expansion program continues in Hungary according to plan. In addition, plans are being prepared to install the basic polymerization and infrastructure for a new precursor facility to increase the precursor capacity to support future aggressive carbon fiber growth.



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[Zoltek logo]

Zoltek Reports Continued Acceleration Of Growth Trends In Second Quarter
Page 2
May 3, 2007

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         The financial report for the quarter included a $5.3 million non-cash charge related to conversion of convertible debt issued by the company in prior years. This charge does not reflect on the operating performance of Zoltek's business.

----------------------------------------------------------------------------------------------------------------
                                                             Three Months Ended             Three Months Ended
                                                                  March 31,                    December 31,
    ------------------------------------------------------------------------------------------------------------
    (in $ millions, except per share data)                 2007               2006                 2006
    ------------------------------------------------------------------------------------------------------------
    Sales.............................................  $ 36.7             $ 26.1               $ 30.2
    Gross margin......................................  $ 10.6~29%         $  7.2~27%           $  7.8~26%
    Operating income from continuing
      operations*.....................................  $  5.9~16%         $  3.1~12%           $  3.0~10%
    Cash provided by operating activities.............  $  3.5             $  0.6               $  3.5

    ------------------------------------------------------------------------------------------------------------

    *  Non-U.S. GAAP measures. See attached Summary Financial Results for reconciliation.

         Zoltek will host a conference call to review second quarter 2007 results and answer questions on Friday, May 4, 2007, at 10:00 am CT. The conference dial-in number is (800) 378-6592. The confirmation code is 5544971. Individuals who wish to participate should dial in 5 to 10 minutes prior to the scheduled start time.

                       FOR FURTHER INFORMATION CONTACT:
                     ZSOLT RUMY, CEO OR KEVIN SCHOTT, CFO
                              3101 MCKELVEY ROAD
                              ST. LOUIS, MO 63044
                                (314) 291-5110

This press release contains forward-looking statements, which are based upon the current expectations of the Company. Because these forward-looking statements are inherently subject to risks and uncertainties, there are a number of factors that could cause the Company's plans, actions and actual results to differ materially. Among these factors are the Company's ability to: successfully resolve pending litigation; re-activate its formerly idle manufacturing facilities on a timely and cost-effective basis, meet current order levels for carbon fibers; successfully add new capacity for the production of carbon fiber and precursor raw material; execute plans to exit its specialty products business and reduce costs; achieve profitable operations; raise new capital and increase its borrowing at acceptable costs; manage changes in customers' forecasted requirements for the Company's products; continue investing in application and market development; manufacture low-cost carbon fibers and profitably market them; and penetrate existing, identified and emerging markets. The timing and occurrence (or non-occurrence) of transactions and events that determine the future effect of these factors on the Company, as well as other factors, may be beyond the control of the Company. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.


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[Zoltek logo]

Zoltek Reports Continued Acceleration Of Growth Trends In Second Quarter
Page 3
May 3, 2007

-------------------------------------------------------------------------------------------------------------------------

                                                 ZOLTEK COMPANIES, INC.
                                               SUMMARY FINANCIAL RESULTS
                                       (Amounts In Thousands Except Per Share Data)
                                                      (Unaudited)

                                                                                      Three Months Ended
                                                                                      ------------------
                                                                                     March 31    March 31     December 31
                                                                                       2007        2006          2006
                                                                                     ------------------------------------
Net sales..........................................................................  $36,742     $ 26,198       $30,285
Cost of sales......................................................................   26,154       18,923        22,434
Application and development costs..................................................    1,820        1,290         1,592
Selling, general and administrative expenses.......................................    2,910        2,853         3,242
OPERATING INCOME FROM CONTINUING OPERATIONS*.......................................    5,858        3,132         3,017
Interest income....................................................................      268            -           386
Net interest expense related to non-convertible debt*..............................      (84)         (92)          (71)
Other, net.........................................................................     (467)        (150)         (274)
Income tax expense.................................................................      292          181           203
INCOME FROM CONTINUING OPERATIONS BEFORE
 CONVERTIBLE DEBT EXPENSE*.........................................................    5,283        2,709         2,855
                                                                                     -------     --------       -------
Expense related to convertible debt and warrant issuances*.........................   (5,340)     (30,484)       (8,450)
Loss from continuing operations....................................................      (57)     (27,775)       (5,595)
Income (loss) on discontinued operations, net of taxes.............................       51           42           (68)
NET LOSS...........................................................................       (6)     (27,733)       (5,663)

Diluted loss per share:
          Continuing operations....................................................  $ (0.00)    $  (1.31)      $ (0.23)
          Discontinued operations..................................................        -            -         (0.00)
                                                                                     -------     --------       -------
                Total..............................................................  $ (0.00)    $  (1.31)      $ (0.23)
                                                                                     =======     ========       =======

Weighted average common shares outstanding - diluted...............................   27,650       21,147        25,961

--------------

* To provide transparency about measures of the Company's financial performance which management considers most relevant, we supplement the reporting of Zoltek's consolidated financial information under GAAP with "income from continuing operations before convertible debt expense" which is a non-GAAP financial measure. These non-GAAP financial measures should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measures to analyze our performance would have material limitations because its calculation is based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both the GAAP and non-GAAP measures of its business. Zoltek believes the presentation of these measures is useful to investors because they are more indicative of the Company's underlying business performance and, since the Company no longer has outstanding any convertible debt or warrants that require derivative accounting.



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[Zoltek logo]

Zoltek Reports Continued Acceleration Of Growth Trends In Second Quarter
Page 4
May 3, 2007

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                                     ZOLTEK COMPANIES, INC.
                                   SUMMARY FINANCIAL RESULTS
                          (Amounts In Thousands Except Per Share Data)
                                          (Unaudited)

                                                                             Six Months Ended
                                                                             ----------------
                                                                          March 31       March 31
                                                                            2007           2006
                                                                          -----------------------

Net sales...............................................................  $ 67,027      $ 41,755
Cost of sales...........................................................    48,588        31,950
Application and development costs.......................................     3,412         2,368
Selling, general and administrative expenses............................     6,152         5,319
OPERATING INCOME FROM CONTINUING OPERATIONS*............................     8,875         2,118
Interest income.........................................................       654             -
Net interest expense related to non-convertible debt*...................      (155)         (265)
Other, net..............................................................      (741)         (155)
Income tax expense......................................................       495           278
INCOME FROM CONTINUING OPERATIONS BEFORE
 CONVERTIBLE DEBT EXPENSE*..............................................     8,138         1,420
                                                                          --------      --------
Expense related to convertible debt and warrant issuances*..............   (13,790)      (23,067)
Loss from continuing operations.........................................    (5,652)      (21,647)
Income (loss) on discontinued operations, net of taxes..................       (17)          202
NET LOSS ...............................................................    (5,669)      (21,445)

Diluted loss per share:
          Continuing operations.........................................  $  (0.21)     $  (1.05)
          Discontinued operations.......................................         -          0.01
                                                                          --------      --------
                Total...................................................  $  (0.21)     $  (1.04)
                                                                          ========      ========

Weighted average common shares outstanding - diluted....................    26,613        20,526

---------

* To provide transparency about measures of the Company's financial performance which management considers most relevant, we supplement the reporting of Zoltek's consolidated financial information under GAAP with "income from continuing operations before convertible debt expense" which is a non-GAAP financial measure. These non-GAAP financial measures should be considered in addition to, and not as a substitute or superior to, the other measures of financial performance prepared in accordance with GAAP. Using only the non-GAAP financial measures to analyze our performance would have material limitations because its calculation is based on the subjective determination of management regarding the nature and classification of events and circumstances that investors may find material. Management compensates for these limitations by utilizing both the GAAP and non-GAAP measures of its business. Zoltek believes the presentation of these measures is useful to investors because they are more indicative of the Company's underlying business performance and, since the Company no longer has outstanding any convertible debt or warrants that require derivative accounting.